U.S. Sales and Marketing Media Briefing June 21, 2007

In the following presentation and in related comments by General Motors management, we will use words like "expect," "anticipate," "estimate," "forecast," "goal," "project," "targets" and similar expressions to identify forward looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: the pace of introductions and market acceptance of new products; significant changes in the competitive environment and the effect of competition on our markets, including on our pricing policies; price increases or shortages of fuel; and changes in laws, regulations or government policies affecting our vehicles. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K. We caution investors not to place undue reliance on our forward-looking statements. Except where expressly required by law, we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors. Forward Looking Statement

Paul Ballew Executive Director Global Market and Industry Analysis

Overview Industry through mid year below expected levels SAAR 16.7-16.8M vs. 17.0M forecast Mix pressures GM performance despite industry headwinds has been very solid New product acceptance 'Go To Market' strategy has provided a boost Focus going forward is on accelerating our transformation

Industry Retail SAAR Source: GMIA

Regional Sales Performance Retail Industry Performance Through April Source: GMIA -1.17% FL -7.8% TX +7.2% CA -10.3%

Source: GMIA Car/Truck Mix

Despite Gas Price Volatility Full-size Pickups Remain Very Important Industry Segment accounts for over 13% of Total Industry sales (2M+ units) and over 14% of Retail Industry $57B of Revenue for 2006 CY GM Over 27% of GM Retail Sales In Florida, Texas, and California 31% of GM Retail Sales

Full-size Pickup Industry Sales

GM Full-size Pickup Facts Sales: Up 200k units over the last decade - industry leader by over 100k in 2006CY Avg Trans. Price (ATP): GM Light Duty ATPs up $2,600 vs. 2004 and currently 4% above industry Brand Image: Silverado and Sierra consideration up 17% since 2003

GM Full-size Pickup Top 3 Reasons for Purchase Source: GMIA

Keys to Winning Strategy as in other competitive and challenging categories involves playing the game to win Must have: Best-in-class product Strongest brand Best value in the industry

First Half Performance Retail sales up 2.1% through May Truck leadership due not only to large truck but gains in crossover business Mid car retail gains led by AURA, G6, and Impala Challenging market - however solid first half

GM May CYTD Sales by Delivery Type Source: GMIA

GM Retail Share Large Utility, Large Pickup, and Mid Utility 41.6% 68.8% 20.8%

GM Mid Utility Sales Trends Source: GMIA 16,679 16,872 33,551 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Jan '06 Feb '06 Mar '06 Apr '06 May '06 Jun '06 Jul '06 Aug '06 Sep '06 Oct '06 Nov '06 Dec '06 Jan '07 Feb '07 Mar '07 Apr '07 May '07 Sales Volume Mid Ute Crossover Mid Ute Traditional Total Mid Ute

Mark LaNeve GM North America Vice President Vehicle Sales, Service and Marketing

Go To Market Update Staying on task - executing strategy Key initiatives have helped us in a challenging industry Notably the 5 year/100,000 mile powertrain warranty Shift to digital spend Next phase is to focus on growing the business

Key Imperatives Retail Sales Stabilization (3.0 million units) Reduce Incentive Spending Improve/Increase Residual Values Reduce Daily Rental Volume Improve Advertising Effectiveness/ Advertising Alignment

GM Retail SAAR Source: GMIA

GM Retail Share Remains Stable Source: GMIA

Source: GMIA Incentive Discipline Continues

Source: GMIA Full-size Pickup Incentives

Source: GMIA ATP's are Up

Source: GMIA Residuals Are Up

GM Daily Rental Volume Decreases GM Daily Rental Volume Decreases Rental Volumes (000's) 50 100 150 200 250 300 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2* Q3* Q4* GM Daily Rental GM Daily Rental Trend Source: GMIA * Estimated 2004 2006 2005 2007

Top Reasons To Buy GM Products Source: GM Global Market and Industry Analysis 2003 2004 2005 2006 2007 Q1 #1 Rebate/ Incentives Rebate/ Incentives Value for the Money Exterior Styling Exterior Styling #2 Value for the Money Value for the Money Rebate/ Incentives Value for the Money Value for the Money #3 Exterior Styling Price/ Monthly Payments Employee Discount Fuel Economy Warranty/ Guarantee #4 Price/ Monthly Payments Exterior Styling Manufacturer Reputation Price/ Monthly Payments Dependability/ Reliability #5 Past Manufacturer Experience Fuel Economy Exterior Styling Rebate/ Incentives Fuel Economy

Fuel Efficiency Over last 30 years, GM has improved its passenger fleet fuel economy by 133% and its light truck fleet fuel economy by 75% For the 2007 model year, GM offers 24 vehicle models that achieve 30 miles per gallon or more on the highway, as estimated by the Environmental Protection Agency (EPA) -- this is more than any other automaker For lower/small segment of passenger cars, GM leads in mpg fuel economy in 9 out of 16 models For large pickup trucks, GM leads in mpg fuel economy in 7 out of 10 models For sport utilities, GM leads in mpg fuel economy in 17 out of 26 models For the 2007 model year, GM offers 14 E85 FlexFuel vehicles, more than any other automaker GM will build 12 different hybrid models, with 5 models available at the end of this year, on its highest volume car and truck platforms

GM Full-size Pickup Top 3 Reasons for Purchase Source: GMIA

Previously Owned a Non-GM Vehicle and Purchased a GM Large Pickup Top 3 Reasons for Purchase Source: GMIA

Non-Luxury Certified Used Industry Sales CY '01 thru May '07 Units Sold 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Jan '01 Apr '01 Jul '01 Oct '01 Jan '02 Apr '02 Jul '02 Oct '02 Jan '03 Apr '03 Jul '03 Oct '03 Jan '04 Apr '04 Jul '04 Oct '04 Jan '05 Apr '05 Jul '05 Oct '05 Jan '06 Apr '06 Jul '06 Oct '06 Jan '07 Apr '07 DCX Ford Honda Toyota GMCUV

Messaging To Consumers In New and Creative Ways MSN Live Earth Transformers

US Broadcast Global Broadcast Online Marketing & PR SaveOurSelves.org PSAs Guerrilla Marketing User Generated Content MSN Live Earth: Global Distribution & Reach A global campaign fueled by 24-hour multimedia reaching 2 billion viewers

"Transformers"

Featuring Our Benefits in Communications OnStar: Benefits Buick: Enclave Saturn: Side-by-Side-by-Side Tundra/Silverado

To Play Videos http://media.gm.com/events/video_review/

Planning Ahead: 2008 Models

The Bottom Line: We're mindful of the challenges and respectful of our competitors The GM 'Go To Market' Strategy is working and we're seeing results GM is well-positioned for future success